UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 7, 2012

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 K Street, N.W., 4th Floor, Washington, D.C.		20006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (202) 872-7700

No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On June 8, 2012, Jerome G. Oslick retired from his position as Senior Vice President - General Counsel and Secretary of the Federal Agricultural Mortgage Corporation ("Farmer Mac") effective upon the appointment by the Board of Directors of Mr. Oslick's successor, Stephen P. Mullery, as Farmer Mac's new Senior Vice President - General Counsel and Secretary. Mr. Oslick will continue to serve as an employee of Farmer Mac in an advisory role through the end of 2012.

A press release dated June 13, 2012 describing these events in more detail is attached to this report as Exhibit 99.

(e)    Adoption of Executive Officer Severance Plan

On June 7, 2012, the Board of Directors of Farmer Mac adopted an Executive Officer Severance Plan (the "Plan"). The primary purpose of the Plan is to provide executive officers who are in a position to contribute materially to the success of Farmer Mac with reasonable compensation in the event of their termination of employment with Farmer Mac. The Plan is effective June 30, 2012, and the initial participants in the Plan will be Timothy L. Buzby (Senior Vice President - Chief Financial Officer and Treasurer) and Tom D. Stenson (Executive Vice President and Chief Operating Officer).

Participation in the Plan is limited to certain executive officers of Farmer Mac who are designated by the Plan Administrator and approved by the Compensation Committee, and who are not parties to individual employment agreements with Farmer Mac. To become a participant in the Plan (a "Participant"), the designated executive officers must execute a participation agreement ("Participation Agreement"), which sets forth the conditions for receipt of payments and benefits under the Plan. The Participation Agreement includes (i) an agreement not to compete for a period of one year following termination of employment; (ii) an agreement not to use confidential or proprietary information; (iii) an agreement not to solicit, for a period of one year following termination of employment, certain employees of Farmer Mac to engage in certain activity; (iv) an agreement not to solicit for employment any current or former Farmer Mac employee, unless such employee has ceased to be employed by Farmer Mac for at least six months and is not subject to non-compete covenants similar to those contained in the Participation Agreement; (v) an agreement not to solicit customers for a period of one year following termination of employment; and (vi) an agreement not to disparage Farmer Mac following termination of employment.

Under the Plan, in the event of termination by Farmer Mac other than for Cause or by the Participant after an Adverse Change in Conditions of Employment, upon execution of a release, the Participant will be entitled to: (i) an amount equal to the sum of the Participant's annual base salary and annual target bonus, payable in one lump sum; (ii) for 12 months, (a) Farmer Mac's coverage of the cost of premiums for the Participant and the Participant's eligible dependents under the Consolidated Omnibus Reconciliation Act of 1985, as amended (“COBRA”), subject to the Participant's continued compliance with the terms of the Participation Agreement, and (b) Farmer Mac's permission to participate, at Farmer Mac's cost, in all Farmer Mac-sponsored life, accidental death and disability insurance benefit plans or programs in which the Participant was participating at the time of termination to the extent permitted by the plans or programs and applicable law; and (iii) payment of accrued compensation, including base salary, accrued vacation and annual incentive compensation calculated at the annual target bonus, prorated for the period of time worked during the year. The payments described in (i), (ii) and (iii) above will be in lieu of any other severance payments to Participants.

Upon termination of the Participant's employment due to Disability, Farmer Mac will pay, during the 12 months following termination, the difference between the Participant's base salary and the amount of disability insurance payments received by the Participant under Farmer Mac's long-term disability policy. In the event the Participant dies after the commencement of such payments, the balance will be payable in accordance with the beneficiary designation provisions of the Plan.

Participants are not required to mitigate amounts of payments by seeking employment or otherwise, and payments under the Plan will not be offset by amounts payable from new employment with respect to services rendered during the 12 months following termination of employment with Farmer Mac. However, the Participant's eligibility for the continuation of COBRA and participation in Farmer Mac-sponsored life, accidental death and disability insurance benefit plans or programs will immediately cease upon the start of the new employment.

Amounts payable to any Participant under the Plan are subject to any recoupment or clawback policy as may be implemented and interpreted by Farmer Mac, including those implemented to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, or any other applicable law and regulation.

This description is qualified in its entirety by reference to the Plan and the Participation Agreement. The Plan

is attached to this report as Exhibit 10.1 and is incorporated by reference. The Participation Agreement is attached to this report as Exhibit 10.2 and is incorporated by reference. Capitalized terms not otherwise defined in this report have the meanings provided in the Plan.

Item 5.07.   Submission of Matters to a Vote of Security Holders.

Farmer Mac held its Annual Meeting of Stockholders on June 7, 2012.  At that meeting, the holders of Farmer Mac voting common stock: (1) elected all ten of the nominees for director identified on the ballot; (2) ratified the selection of PricewaterhouseCoopers LLP as Farmer Mac’s independent registered public accounting firm for the fiscal year ending December 31, 2012; and (3) approved an advisory proposal approving the compensation of Farmer Mac’s named executive officers as described in Farmer Mac’s Proxy Statement in a “say-on-pay” vote.  Shares were voted on these three items as set forth below.

Election of Directors

Farmer Mac’s federal charter provides that five directors are elected annually by a plurality of the votes of the holders of Class A Voting Common Stock and five directors are elected annually by a plurality of the votes of the holders of Class B Voting Common Stock.  Listed below are the final results for the election of directors (by class, with cumulative voting):

Class A Stockholders

Nominee	Number of Votes For	Broker Non-Votes
Dennis L. Brack	536,551	210,328
James R. Engebretsen	536,551	210,328
Dennis A. Everson	534,509	210,328
Mitchell A. Johnson	535,503	210,328
Clark B. Maxwell	536,551	210,328

Class B Stockholders

Nominee	Number of Votes For	Broker Non-Votes
Richard H. Davidson	506,915	None
Thomas W. Hill	507,378	None
James B. McElroy	507,603	None
John Dan Raines, Jr.	422,983	None
Douglas E. Wilhelm	510,128	None

Based on these voting results, the following individuals were elected to serve as directors of Farmer Mac for one-year terms until Farmer Mac’s next Annual Meeting of Stockholders to be held in June 2013:  Dennis L. Brack, Richard H. Davidson, James R. Engebretsen, Dennis A. Everson, Thomas W. Hill, Mitchell A. Johnson, Clark B. Maxwell, James B. McElroy, John Dan Raines, Jr., and Douglas E. Wilhelm.

In addition to the ten directors elected at the Annual Meeting of Stockholders on June 7, 2012, the following directors appointed by the President of the United States continue to serve as directors of Farmer Mac:  Lowell L. Junkins (Chairman), Myles J. Watts (Vice Chairman), Chester J. Culver, Sara L. Faivre-Davis, and Bruce J. Sherrick.  Those five directors have no specified term and serve at the pleasure of the President of the United States.

Ratification of Selection of PricewaterhouseCoopers LLP as Farmer Mac’s Independent Registered Public Accounting Firm for 2012

Farmer Mac’s By-Laws provide that the Audit Committee’s selection of accountants shall be made annually in advance of the Annual Meeting of Stockholders and shall be submitted for ratification or rejection at such meeting.  Farmer Mac’s Audit Committee previously selected PricewaterhouseCoopers LLP as Farmer Mac’s independent registered public accounting firm for the fiscal year ending December 31, 2012.  Listed below are the final results for the stockholder vote on the ratification of that selection (Class A votes and Class B votes combined):

Number of Votes
For	1,243,380
Against	500
Abstain	500
Broker Non-Votes	None

Advisory Vote to Approve Executive Compensation (“Say-on-Pay”)

Listed below are the final results for the stockholder say-on-pay advisory vote (Class A votes and Class B votes combined):

Number of Votes
For	765,725
Against	14,100
Abstain	254,227
Broker Non-Votes	210,328

Farmer Mac intends to hold future advisory say-on-pay votes every year.  Farmer Mac’s Board of Directors may re-evaluate this determination after the next stockholder vote on the frequency of say-on-pay votes.

Item 9.01.   Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

10.1	The Federal Agricultural Mortgage Corporation Executive Officer Severance Plan.

10.2	Severance Plan Participation Agreement.

99         Press release dated June 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

	By:	/s/ Stephen P. Mullery
Name: Stephen P. Mullery
Title: Senior Vice President – General Counsel

Dated: June 13, 2012